ITEM 77Q(a) -  COPIES OF ANY
MATERIAL AMENDMENTS TO THE
REGISTRANT'S CHARTER OR BY-LAWS


AMENDMENT #10
TO THE BY-LAWS
OF
FEDERATED U.S. GOVERNMENT BOND FUND
Effective August 18, 2005
Insert the following as Article IX:
Article IX
Indemnification of Trustees and Officers
Section 1.  Indemnification.
The Trust hereby agrees to
indemnify each person who at
any time
serves as a Trustee or officer
of the Trust (each such person
being an "indemnitee") against any
liabilities and expenses,
including amounts paid in satisfaction
of judgments, in compromise or as
fines and penalties, and counsel
fees incurred by such indemnitee
in connection with the defense
or disposition of any action, suit
or other proceeding, whether civil
or criminal, before any court
or administrative or investigative
body in which he may be or may have
been involved as a party
or otherwise or with which he may
be or may have been threatened, by
virtue of his being or
having been a Trustee or officer of
the Trust or his serving or having
served as a trustee, director,
officer, partner, or fiduciary of
another trust, corporation, partnership, joint venture, or other enterprise at the request of the Trust, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or
(iv) reckless disregard of the
duties involved in the conduct of his
position (the conduct referred to
in such clauses (i) through
(iv) being sometimes referred to
herein as "disabling conduct").
Section 2.  Actions By Trustee Against
The Trust.  Notwithstanding the
foregoing, with respect to
any action, suit or other proceeding
voluntarily prosecuted by any
indemnitee as plaintiff,
indemnification shall be mandatory only
if the prosecution of such action,
suit or other
proceeding by such indemnitee (i) was
authorized by a majority of
the Trustees or (ii) was
instituted by the indemnitee to
enforce his rights to indemnification
hereunder in a case in which
the indemnitee is found to be
entitled to such indemnification.
Section 3.  Survival.  The rights
to indemnification set forth herein
shall continue as to a person
who has ceased to be a Trustee or
officer of the Trust and shall inure
to the benefit of his heirs,
executors and personal and legal
representatives.
Section 4.  Amendments.  No amendment
or restatement of these by-laws or
repeal of any of its
provisions shall limit or eliminate any
of the benefits provided to any person
who at any time is or
was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.
Section 5.  Procedure.  Notwithstanding
the foregoing, no indemnification
shall be made
hereunder unless there has been a
determination (i) by a final decision
on the merits by a court or
other body of competent jurisdiction
before whom the issue of entitlement
to indemnification
hereunder was brought that such
indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither
"interested persons" of the Trust
(as defined in Section 2(a)(19) of
the 1940 Act) nor parties to the
proceeding ("Disinterested Non-Party
Trustees"), that the indemnitee is
entitled to
indemnification hereunder, or (2) if
such quorum is not obtainable (or
even if obtainable, if such
majority so directs) independent
legal counsel in a written opinion
concludes, based on a review
of readily available facts (as
opposed to a full trial-type inquiry)
that the indemnitee should be
entitled to indemnification hereunder.
All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (f) below.
Section 6.  Advances.  The Trust shall
make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the
Trust receives a written undertaking to
reimburse the Trust if it is
subsequently determined that
the indemnitee is not entitled to such
indemnification.  In addition, at
least one of the following
conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested
Non-Party Trustees, or
independent legal counsel in a
written opinion, shall conclude,
based on a review of readily
available facts (as opposed to a full
trial-type inquiry), that there is
reason to believe that the
indemnitee ultimately will be found
entitled to indemnification.
Section 7.  Other Rights.  The rights
accruing to any indemnitee under
these provisions shall not
exclude any other right which any
person may have or hereafter acquire
under the Declaration of
Trust or the by-laws of the Trust,
by contract or otherwise under law,
by a vote of shareholders or
Trustees who are "disinterested persons"
(as defined in Section 2(a)(19)
of the 1940 Act) or any
other right to which he may be
lawfully entitled.
Section 8.  Indemnification Of
Employees And Agents.  Subject to
any limitations provided by
the Investment Company Act of 1940
Act or otherwise under the Declaration
of Trust or  the by-
laws of the Trust, contract or otherwise under law, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent permitted by applicable law, provided that such indemnification has been approved by a majority of the Trustees.

Renumber remaining Articles accordingly.